                       Registration No. 333-_____________

As filed with the Securities and Exchange Commission on January 14, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ZAMEE CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

36-4860773 IRS Employer Identification Number	7372 Primary Standard Industrial Classification Code Number

________________________

Zamee Corp.

Residencia Perla Marina, Villa #4

Cabarete, Dominican Republic 57000

Tel. +1 (829) 947-5984

Email: info@zameecorp.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 3773 HOWARD HUGHES PARKWAY, STE. 500S

LAS VEGAS, NV 89169-6014

TEL. (702) 866-2500

FAX.  (702) 866-2689

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: x

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ☒   Smaller reporting company ¨ Emerging growth company☒

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act: ¨

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered			Proposed Maximum		Proposed Maximum
	Amount to Be		Offering Price per Share		Aggregate	Amount of
	Registered (1)				Offering Price	Registration Fee

Common Stock to be offered by the Issuer	5,000,000	(2)	$0.04	(2)	$200,000	$24.90
Common Stock to be offered by the selling stockholders	200,000		$0.04		$8,000	$1.00
TOTAL	5,200,000		$0.04		$208,000	$25.90

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

ZAMEE CORP.

5,000,000 SHARES OF COMMON STOCK

NO MINIMUM

AND

200,000 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

$0.04 PER SHARE

This is the initial offering of Common stock of Zamee Corp. and no public market exists for the securities being offered. Zamee Corp. is offering for sale a total of 5,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. In addition, the selling stockholders identified in this prospectus are selling 200,000 shares of common stock. If the selling stockholders sell all 200,000 shares of their stock, the net proceeds to the selling stockholders would be $8,000. We will not receive proceeds from the sale of any shares by the selling stockholders.  The shares (for both, the Company and selling shareholders) will be offered at a fixed price of $0.04 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Alina Tarasova, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Zamee Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2018.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Zamee” refer to Zamee Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Zamee Corp. was incorporated on February 17, 2017, under the laws of the State of Nevada, to engage in the creation, development and sale of mobile games for the iOS and Android platforms. We are a start-up company that has not realized any revenues to date, and our accumulated deficit as of November 30, 2018 is $1,850. To date we have raised an aggregate of $4,000 through a private placement of our common stock to our sole officer and director and two selling shareholders. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at Residencia Perla Marina, Villa #4, Cabarete, Dominican Republic 57000. Our telephone number is +1 (829) 947-5984. Our fiscal year end is November 30.

We plan to raise the additional funding for our twelve-month business plan by selling the 5,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

We have recently started our operations that are primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and selling shareholders, and completing our business plan. We received our initial funding of $4,000 through the sale of common stock to our sole officer and director. On September 19, 2018, we issued, pursuant to the terms of a stock subscription agreement, 2,000,000 shares of common stock to Alina Tarasova, our President, Secretary, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000. On September 27, 2018 the Company issued a total of 100,000 shares of common stock to Jose Daniel Lopez Cabrera for cash at $0.01 per share for a total of $1,000. On October 26, 2018 the Company issued a total of 100,000 shares of common stock to Eduardo Vasquez Trofer for cash at $0.01 per share for a total of $1,000.  Our financial statements ended November 30, 2018, report no revenues and a net loss of $1,041.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies”.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

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This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities Being Offered by the Company:	5,000,000 shares of our common stock, par value $0.001 per share.

Securities Being Offered by the Selling Shareholders:	200,000 shares of our common stock, par value $0.001 per share.

Offering price:	The both, the shares offered by the company and offered by the selling stockholders will be sold at the fixed price of $0.04 for the duration of the offering.

Duration of offering:

The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net proceeds to us: (after payment of offering expenses estimated at $10,000)	$190,000, if 100% of Offering is sold. $140,000, if 75% of Offering is sold. $90,000, if 50% of Offering is sold. $40,000, if 25% of Offering is sold.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations. We will not receive any proceeds from the sale of shares of common stock in this offering by the selling stockholders.

Shares outstanding prior to offering:	2,200,000

Shares outstanding after offering and proceeds received:	If 100% of the shares sold- 7,200,000 and $200,000 If 75% of the shares sold- 5,950,000 and $150,000 If 50% of the shares sold- 4,700,000 and $100,000 If 25% of the shares sold- 3,450,000 and $50,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

   Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of November 30, 2017 and November 30, 2018.  Our working capital as of November 30, 2017 was negative $809 and as of November 30, 2018 was $2,150.

	November 30, 2017 ($) (Audited)	November 30, 2018 ($) (Audited)
Financial Summary
Cash and Deposits	116	7,973
Property and Equipment , net of depreciation	-	752
Total Assets	116	8,725
Total Liabilities	925	6,575
Total Stockholder’s Equity (Deficit)	809	2,150

	Year ended November 30, 2017 ($) (Audited)	Year ended November 30, 2018 ($) (Audited)
Statement of Operations
Total Expenses	809	1,041
Net Loss for the Period	(809)	(1,041)
Net Loss per Share	-	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated January 11, 2019, our independent registered public accounting firm, FRUCI & ASSOCIATES II, PLLC, stated that our financial statements since inception to November 30, 2018, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the year ended November 30, 2018, we incurred a net loss of $1,041. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $100,000 for the next twelve months.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on February 17, 2017 and have recently started our operations. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company which was formed to engage in the creation, development and sale of mobile games for the iOS and Android platforms. As of November 30, 2018, we had an accumulated deficit of $1,850. Mobile game development companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant revenues or in achieving profitable operations.

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We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Alina Tarasova, who is also the President, Secretary and Treasurer (principal executive officer, principal financial officer and principal accounting officer) and sole director of our company. We depend entirely on Ms. Tarasova for all of our operations. The loss of Ms. Tarasova would have a substantial negative effect on our company and may cause our business to fail. Ms. Tarasova has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Tarasova’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have no developed any mobile games as of today. While we have plans for marketing our prospective mobile games for the iOS and Android platforms, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell mobile games for the iOS and Android platforms will gain wide acceptance in its target market or that we will be able to effectively market our mobile games. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our President, Alina Tarasova, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to play our mobile games. Prospective customers will be less likely to purchase our mobile games than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the mobile games that we plan to sell. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide mobile game products demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of online games that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our games as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products, such as the one we have developed, are regularly introduced, only a relatively small number of mobile games account for a significant portion of net revenue in our industry. Our product may not be desired for purchase by consumers, or competitors may develop titles that imitate or compete with our mobile games, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our game. Mobile game products published by our competitors may take a larger share of our target market than we anticipate, which could cause our game revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

Since majority of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns approximately 90.91% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which people play our games, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

If we are unable to complete the promoting and marketing of our mobile games or developing new mobile games, we will not be able to generate significant revenues and you will lose your investment.

We have not completed development of any mobile games, and we have no revenues from the sale or use of our games. The success of our proposed business will depend on the completion and the acceptance of our games by the general public. Achieving such acceptance will require significant marketing investment. Our games may not be accepted by our players at sufficient levels to support our operations and build our business. If our games are not accepted at sufficient levels, our business will fail.

We currently have no protection by any trademarks, patents and/or other intellectual property registrations. If we are unable to protect our intellectual property rights, our proposed business will fail.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our games. If they are successful we could lose our technology or they could develop similar mobile games, which could create more competition for us and even cause our proposed business operations to fail.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Since our sole officer and director has the ability to be employed by or consult for other companies, her other activities could slow down our operations.

Alina Tarasova, our sole officer, is not required to work exclusively for us and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment by other companies. Her other activities may prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Ms. Tarasova will devote between 15 and 25 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

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We have no employment or compensation agreements with our sole officer and director, and as such, she may have little incentive to devote time and energy to the operation of the Company.

Alina Tarasova, our sole officer and director, is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that Ms. Tarasova may decide to focus her efforts on other projects or companies which have a higher economic benefit to her. Currently, Ms. Tarasova is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that our sole officer and director will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of her would be highly detrimental to our ability to conduct ongoing operations.

Because we may have fewer than three hundred shareholders of record after this offering, we may be able to terminate or suspend our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board and OTC Link.

Although we have no intention to do so, we will have the ability to terminate or suspend our reporting obligations to the SEC if we will have fewer than three hundred shareholders of record after this offering. If we terminate or suspend our reporting obligations to file reports with the SEC, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board and OTC Link, which could impact your ability to sell your shares of common stock.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Alina Tarasova, our sole officer and director, have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in Cabarete, Dominican Republic.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our officers and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 5,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. she will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete developing of its first mobile game or production of new mobile games on either the Android or iOS platform unless a minimum of 50% of the shares being offered are sold.

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Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not file a Form 8-A to register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,200,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,800,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000	$200,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Marketing campaign	$-	$24,900	$22,900	$20,900
Office setup	$2,000	$3,000	$4,000	$5,000
Apple developer program	$100	$100	$100	$100
Mobile game software development	$25,900	$50,000	$100,000	$150,000
Website development	$2,000	$2,000	$3,000	$4,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Totals	$50,000	$100,000	$150,000	$200,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. As of November 30, 2018, the net tangible book value of our shares negative $2,150 or approximately $0.001 per share, based upon 2,200,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $200,000 minus the estimated Offering expenses of $10,000 resulting in net proceeds and current net tangible book value of $192,150, the net tangible book value of the 7,200,000 shares to be outstanding will be $192,150, or approximately $0.0267 per Share. Accordingly, the net tangible book value of the shares held by our sole officer and director (2,000,000 shares) will be increased by $0.0257, and held by our selling shareholders (200,000 shares) will be increased by $0.0167 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per Share) of $0.0133 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0267 per share, reflecting an immediate reduction in the $0.04 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own approximately 30.56% of the total number of shares then outstanding, for which they will have made a cash investment of $4,000. Upon completion of the offering, the purchasers of the shares offered hereby will own 69.44% of the total number of shares then outstanding, for which they will have made a cash investment of  $200,000, or $0.04 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to November 30, 2018.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

Price Paid per Share by Sole Officer and Director	$0.001	$0.001	$0.001	$0.001
Price Paid per Share by Selling Shareholders	$0.01	$0.01	$0.01	$0.01
Public Offering Price per Share	$0.04	$0.04	$0.04	$0.04
Net Tangible Book Value Prior to this Offering	$2,150	$2,150	$2,150	$2,150
Net Tangible Book Value After this Offering	$42,150	$92,150	$142,150	$192,150
Decrease in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.0122	$0.0196	$0.0239	$0.0267
Immediate Dilution per Share to New Investors	$0.0278	$0.0204	$0.0161	$0.0133

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of January 14, 2019, there were 2,200,000 shares of our common stock issued and outstanding that were held by 3 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

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Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.    A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares of common stock were issued to sole officer and sole director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

The both, the shares offered by the company and offered by the selling stockholders will be sold at the fixed price of $0.04 for the duration of the offering.

We have 2,200,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Alina Tarasova will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Alina Tarasova is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Alina Tarasova will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Alina Tarasova is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor have she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Alina Tarasova will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Alina Tarasova will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Selling Stockholders’ Distribution of 200,000 Shares of Common Stock

The selling stockholders of our common stock may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at $0.04 per share. The selling stockholders may use any one or more of the following methods when selling shares:

∙	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
∙	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
∙	privately negotiated transactions;
∙	market sales (both long and short to the extent permitted under the federal securities laws);
∙	at the market to or through market makers or into an existing market for the shares;
∙	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
∙	a combination of such methods of sale; or
∙	any other method permitted by applicable law.

These shares were acquired from us in a private placement at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. At the discretion of our board of director, we may discontinue the offering before expiration of the 270-days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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       In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On February 17, 2017, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of the creation, development and sale of mobile games for the iOS and Android platforms.

Alina Tarasova has served as our President, Treasurer, Secretary and as a Director from February 17, 2017 until the current date. Our board of directors is comprised of one person: Alina Tarasova.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On September 19, 2018, Alina Tarasova, our president, treasurer, secretary and sole director purchased an aggregate of 2,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $2,000.

IN GENERAL

We were incorporated on February 17, 2017 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have recently started our operations that are primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and selling shareholders, and developing concepts for our mobile games. We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased an aggregate of 2,000,000 shares at $0.001 per share, and the selling shareholders who purchased an aggregate of 200,000 shares at $0.01 per share.

Our financial statements for the twelve months ended November 30, 2018 report no revenues and a net loss of $1,041. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a start-up company which is in the business of the creation, development and sale of mobile games for the iOS and Android platforms. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $100,000 for the next twelve months. After twelve months period, we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. If we do not sell at least 250,000 shares of our common stock (5% of the shares being offered) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the cost of developing of new mobile games is greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning significant revenues. We cannot provide any assurance that we will be able to raise such additional funding. We have no revenues and have incurred losses since inception. The Company’s principal offices are located at Residencia Perla Marina, Villa #4, Cabarete, Dominican Republic 57000.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research, (iv) developing concepts for new mobile games.

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OUR BUSINESS

We plan to create, develop and sell mobile games for the iOS and Android platforms. We have been developing a concept for our first mobile game, but there is no guarantee that we ever develop this game. We need to join the Apple Developer Program, which will cost us US$99/year to complete development of our first game for iOS devices.

A mobile game is a video game played on a feature phone, smartphone PDA, tablet computer, portable media player or calculator. Mobile games are played using the technology present on the device itself. For networked games, there are various technologies in common use. Examples include text message (SMS), multimedia message (MMS) or GPS location identification. However, there are non-networked applications that simply use the device platform to run the game software. Today, mobile games are usually downloaded from app stores as well as from mobile operator's portals, but in some cases are also preloaded in the handheld devices by the  original equipment manufacturer or by the mobile operator when purchased, via infrared connection, Bluetooth, memory card or side loaded onto the handset with a cable.

Mobile games can be distributed in one of four ways:

•

Over the Air (OTA) - a game binary file is delivered to the mobile device via wireless carrier networks.

•

Sideloaded - a game binary file is loaded onto the phone while connected to a PC, either via USB cable or Bluetooth.

•

Pre-installed - a game binary file is preloaded onto the device by the original equipment manufacturer (OEM).

•

Mobile browser download - a game file is downloaded directly from a mobile website.

THE MARKET

According to Grand View Research (grandviewresearch.com), a U.S. based market research and consulting company, the global gaming market size was valued at USD 97.80 billion in 2016 and is expected to witness remarkable growth over the next eight years. Technological proliferation and innovation in both hardware and software are expected to be key factors driving the market. Growing penetration of Internet services across the globe, coupled with easy availability and access of games on the Internet, are also expected to keep growth prospects upbeat over the coming years. Grand View Research believes that the trend of social media gaming is expected to have a positive impact on market growth. For instance, a substantial percentage of the global population uses social networking sites such as Facebook and Reddit to play games. Availability of games across different genres such as action, role play, simulation, and strategy are also influential in attracting customers. Grand View Research predicts also that the mobile device segment is expected to gain momentum owing to increasing smartphone penetration across the globe. Tablets are estimated to drive the growth of the mobile device segment owing to advantages such as larger displays and better viewing experience.

Table 1. US GAMING MARKET, BY DEVICE,  2014-2025 (USD BILLION)

Source: Grand View Research: grandviewresearch.com

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REVENUE

Mobile game developers can propose and publish their applications on the stores, being rewarded by a revenue sharing of the selling price. Most famous is Apple’s App Store, where only approved mobile games and applications may be distributed and run on iOS devices, such as iPod, iPhone and iPad. The service allows users to browse and download applications from the iTunes Store that were developed with the iOS SDK or Mac SDK and published through Apple, Inc. Depending on the application, they are available either for free or at a cost. The applications can be downloaded directly to a target device or downloaded onto a PC or Mac via iTunes. 30% of revenue from the store goes to Apple, and 70% go to the producer of the application.

Google Play (formerly Android Market) is another big and popular digital distribution service operated and developed by Google. It serves as the official app store for the Android operating system, allowing users to browse and download applications developed with the Android software development kit (SDK) and published through Google. Google Play also serves as a digital media store, offering music, magazines, books, movies, and television programs. It previously offered Google hardware devices for purchase until the introduction of a separate online hardware retailer, Google Store, on March 11, 2015, and it also offered news publications and magazines before the revamp of Google News in May 15, 2018. Applications are available through Google Play either free of charge or at a cost. They can be downloaded directly to an Android device through the Play Store mobile app, or by deploying the application to a device from the Google Play website. Applications exploiting hardware capabilities of a device can be targeted to users of devices with specific hardware components, such as a motion sensor (for motion-dependent games) or a front-facing camera (for online video calling). The Google Play store had over 82 billion app downloads in 2016 and has reached over 3.5 million apps published in 2017. Google Play was launched on March 6, 2012, bringing together the Android Market, Google Music, and the Google eBookstore under one brand, marking a shift in Google's digital distribution strategy. For applications and in-app products that are sold on Google Play, the transaction fee is equivalent to 30% of the price. The developer receives 70% of the payment. The remaining 30% goes to the distribution partner and operating fees.

We plan to generate revenue from the following sources:

-

Sale of our mobile games

We plan to sell our mobile games on the App Stores site. Apple and Google claim 30% of the revenue from the sale of each app, leaving us with 70%.

-

In-game purchases

In-game purchases refer to items or points that a player can buy for use within a virtual word to improve a character or enhance the playing experience. The virtual goods that the player receives in exchange for real-world money are non-physical and are generally created by the game’ s producer.

-

In-game ads

One of the major benefits of advertising on a mobile game is that advertisers can take advantage of the users’ geographic and demographic information and target their ads appropriately. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

MARKETING AND SALES STRATEGY

We plan for our mobile games to be marketed as following:

-

Social Media: we intend to have a strong presence with Facebook, LinkedIn, Instagram, Twitter, YouTube, and Google Analytics. We will create forums for users to engage with and support our product, such as a Facebook fan page, blog entries and tweets that followers can re-post or link to;

-

Mobile games review websites: Send out mobile games to mobile games review websites and blogs;

-

Advertising: We plan to advertise on mobile ad networks;

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-

Press Releases: We will send out a press release in order get our mobile games noticed by the traditional media – newspapers and magazines;

-

We plan to develop a website with the information about our mobile games.

We intend to spend from $20,900 to $24,900 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

COMPETITION

The mobile game market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our mobile games and its enhancements, its functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the mobile game market, we expect additional competition from other emerging companies. Many of the Company’s existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of their mobile games. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our sole officer and director. Alina Tarasova, our President, Treasurer, Secretary and sole director handles the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at Residencia Perla Marina, Villa #4, Cabarete, Dominican Republic 57000.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 2,200,000 shares of our common stock issued and outstanding held by 3 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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PLAN OF OPERATION

Our cash balance is $7,973 as of November 30, 2018. We do not believe that our cash balance is sufficient to fund our operations.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of November 30, 2018 we have not generated revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000	$200,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Marketing campaign	$-	$24,900	$22,900	$20,900
Office setup	$2,000	$3,000	$4,000	$5,000
Apple developer program	$100	$100	$100	$100
Mobile game software development	$25,900	$50,000	$100,000	$150,000
Website development	$2,000	$2,000	$3,000	$4,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Totals	$50,000	$100,000	$150,000	$200,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

We intend to develop and sell mobile games for iOS devices and Android OS devices. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. Our plan of operations is as follows:

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 270 days, unless extended by our Board of Directors for an additional 90 days. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office.

Time Frame: 1st – 3rd months.

Estimated cost: $2,000-$5,000

Upon completion of our offering we plan to set up office and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations.  Alina Tarasova, our sole officer will handle our administrative duties.

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Website Development.

Time Frame: 2nd – 3rd months.

Estimated cost: $2,000-$4,000

During this period, we intend to begin developing our website. We are going to register a web domain and to hire a website developer. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website development costs, including site design and implementation will be approximately $2,000. If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site with extra features, therefore developing cost will be $3,000 and $4,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Join the Apple Developer Program.

Time Frame: 3rd – 4th months.

Estimated cost: $99

Apple Developer is Apple Inc.’s developer network. It is designed to make available resources to help software developers write software for the iOS platform. To be registered as an Apple developer means to have access to a complete set of technical resources, support, pre-release software and everything needed to create applications for iPod, iPhone and iPad. Apple Inc. allows anyone register as an Apple Developer. The cost is US$99/year per developer program. As soon as our office is established, and the necessary equipment is purchased we will register to Apple Developer Program.

Develop Mobile Games.

Time Frame: 4th -12th months.

Estimated cost: $50,000-$150,000

When our office is set up and we are approved for the Apple Developer Program, we intend to complete our first mobile game development and begin developing new mobile games. The approximate cost for the game development is $50,000. We must sell at least 50% of shares in this offering to complete developing and marketing and promotion of our first game. However, there is no assurance that we sell any shares in this offering. In this case, we will need additional financing. As of the date of this prospectus, we have not taken any steps to seek additional financing.

Commence Marketing Campaign.

Time Frame: 10th -12th months.

Estimated cost: $20,900-$24,900

Once our mobile games are developed, we plan begin to market our service. We intend to use marketing strategies, such as web advertisements, internet promotion tools on Instagram, Facebook and Twitter, social networking and “word of mouth” advertising. We also plan to use traditional advertising including newspapers and magazines. We intend to spend from $20,900-$24,900 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $2,500 to review our quarterly financial statements and approximately $4,500 to audit our annual financial statements.

SEC FILING PLAN

We intend to become a reporting company in 2019 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $10,000 costs associated with filing the registration statement to register our common stock.

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RESULTS OF OPERATIONS

From Inception on February 17, 2017 to November 30, 2018

We have had no operating revenues since our inception on February 17, 2017, through November 30, 2018. Our activities have been financed from the sales of common stock of to our sole officer and director and the selling shareholders for aggregate proceeds of $4,000.

For the year ended November 30, 2018, we incurred operating expenses of $1,041, consisting of $1,041 of general and administrative expenses.

For the period from inception on February 17, 2017 to November 30, 2018, we incurred operating costs of $1,850.

Since inception, we have sold 2,200,000 shares of common stock to our sole officer and director as well as to the selling shareholders for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2017, we had a cash balance of $116. At November 30, 2018, we had a cash balance of $7,973. Our expenditures over the next 12 months are expected to be approximately $200,000.

We have no revenues, and based on our current cash position, we will only be able to maintain our status as a corporation in the State of Nevada for approximately 12 months, assuming we do not raise additional funding. We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise minimum $100,000, to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $10,000 in connection with our public filings that will have to be made with the SEC on a quarterly basis. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

CASH FLOWS FROM FINANCING ACTIVITIES

For the year ended November 30, 2017, net cash provided from financing activities was $925 received from the loan from related party.

For the year ended November 30, 2018, net cash provided from financing activities was $9,650 received from the loan from related party in the amount of $5,650 and $4,000 proceeds from the sale of common stock.

GOING CONCERN CONSIDERATION

As of November 30, 2018, the Company had accumulated losses of $1,850. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated under the laws of the State of Nevada on February 17, 2017 and intends to commence operations in the business of mobile game development.  We are a start-up company. Since inception through November 30, 2018 the Company has accumulated losses of $1,850.

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Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2018, the Company’s bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during  period ending  November 30, 2018 and 2017.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted November 30 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2018, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 ® (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Alina Tarasova	28	President, Treasurer, Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officer and sole director for the past five years.

ALINA TARASOVA

Ms. Alina Tarasova has served as President, Treasurer, Secrertary and our sole director since February 17. In 2013, she graduated from Saint Petersburg State University, department of Economics. Since 2010 Ms. Tarasova has been working as a freelance mobile app developer. Ms. Tarasova’s desire to found our company led to our conclusion that Ms. Tarasova should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualifiy as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer, Alina Tarasova.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president and sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole officer and director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2017 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Alina Tarasova; President, Treasurer, Secretary and Director (1)	2017 2018	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1)

Appointed President, Treasurer, Secretary and Director February 17, 2017.

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Our officers and sole director have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended November 30, 2018, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended November 30, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alina Tarasova (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director February 17, 2017.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2018 and 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alina Tarasova (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Secretary, Treasurer and Director February 17, 2017

We have not compensated our sole director for her service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,200,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Alina Tarasova (3)	2,000,000	90.91%

All directors and executive officers as a group (1 person)			90.91%

(1) The percentages below are based on 2,200,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Zamee Corp., Residencia Perla Marina, Villa #4, Cabarete, Dominican Republic 57000.

(3) Appointed President, Treasurer, Secretary and Director February 17, 2017.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of January 14, 2019, and immediately after the completion of this offering by the selling stockholders. The selling stockholders have not held any position or office, or had a material relationship, with the Company or any of its predecessors or affiliates. The Company’s officers and directors are not selling any shares in this Offering. The selling stockholders acquired their shares in a private placement directly from the Company on September 27, 2018 and October 26, 2018 at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933, and they are personal friends of the Company’s CEO.

The selling stockholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them. The number of securities shown represents the number of securities the selling stockholders “beneficially own,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. The selling stockholders are not broker-dealers or affiliates of broker dealers.

Name	Date	Shares owned prior to this offering	Shares owned after this offering
Jose Daniel Lopez Cabrera	9/27/2018	100,000	0
Eduardo Vasquez Trofer	10/26/2018	100,000	0

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 19, 2018, we offered and sold 2,000,000 shares of common stock to Alina Tarasova, our President, Treasurer, Secretary and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

During the period, February 17, 2017 (inception) to November 30, 2018, the Ms. Tarasova loaned $6,575 to the Company. This loan is non-interest bearing, due upon demand and unsecured.

On September 27, 2018 the Company issued a total of 100,000 shares of common stock to Jose Daniel Lopez Cabrera for cash at $0.01 per share for a total of $1,000. On October 26, 2018 the Company issued a total of 100,000 shares of common stock to Eduardo Vasquez Trofer for cash at $0.01 per share for a total of $1,000. The selling stockholders acquired their shares in a private placement directly from the Company at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by FRUCI & ASSOCIATES II, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

FRUCI & ASSOCIATES II, PLLC, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

ZAMEE CORP.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period from inception (February 17, 2017) to November 30, 2017 and the year ended November 30, 2018 are included herewith.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Zamee Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Zamee Corp. (“the Company”) as of November 30, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended November 30, 2018 and the period from inception (February 17, 2017) to November 30, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2018 and 2017, and the results of its operations and its cash flows for the year ended November 30, 2018 and the period from inception (February 17, 2017) to November 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs. This factor raises substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018. Spokane, Washington
January 11, 2019

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ZAMEE CORP. BALANCE SHEETS (AUDITED)
	NOVEMBER 30, 2018	NOVEMBER 30, 2017
ASSETS
Current Assets
Cash	$ 7,973	$ 116
Total current assets	7,973	116
Non-current assets
Computer equipment net of depreciation	752	-
Total non-current assets	752
Total Assets	$ 8,725	$ 116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 6,575	$ 925
Total current liabilities	6,575	925
Total Liabilities	6,575	925

Commitments & Contingencies	$ 0	$ 0

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,200,000 shares issued and outstanding as of November 30, 2018 (0 shares issued and outstanding as of November 30, 2017)	2,200	-
Additional Paid-In-Capital	1,800	-
Accumulated Deficit	(1,850)	(809)
Total Stockholders’ Equity	2,150	(809)

Total Liabilities and Stockholders’ Equity	$ 8,725	$ 116

The accompanying notes are an integral part of these audited financial statements.

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ZAMEE CORP. STATEMENTS OF OPERATIONS (AUDITED)
	Year ended November 30, 2018	For the period from Inception (February 17, 2017) to November 30, 2017
Operating expenses
General and administrative expenses	$ 1,041	$ 809
Loss before provision for income taxes	(1,041)	(809)
Provision for income taxes	-	-
Net loss	$ (1,041)	$ (809)
Loss per common share: Basic and Diluted	$ (0.00)	-

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	427,671	-

The accompanying notes are an integral part of these audited financial statements.

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ZAMEE CORP. STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (FEBRUARY 17, 2017) TO NOVEMBER 30, 2018
	Number of Common Shares	Amount	Additional Paid-in-Capital	Deficit accumulated	Total
Balance at February 17, 2017, Inception	-	$ -	$ -	$ -	$ -
Net loss for the year	-	-	-	(809)	(809)
Balances as of November 30, 2017	-	-		$ (809)	$ (809)
Shares issued at $0.001	2,000,000	2,000	-	-	2,000
Shares issued at $0.01	200,000	200	1,800	-	2,000
Net loss for the year	-	-	-	(1,041)	(1,041)
Balances as of November 30, 2018	2,200,000	$ 2,200	$ 1,800	$ (1,850)	$ 2,150

The accompanying notes are an integral part of these audited financial statements.

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ZAMEE CORP. STATEMENTS OF CASH FLOWS (AUDITED)
	Year ended November 30, 2018	For the period from Inception (February 17, 2017) to November 30, 2017
Cash flows from Operating Activities
Net loss	$ (1,041)	$ (809)
Depreciation	48	-
Net cash used in operating activities	(993)	(809)

Cash flow from Investing Activities
Purchase of computer equipment	(800)	-
Net cash used in investing	(800)	-

Cash flow from Financing Activities
Proceeds from sale of common stock	4,000	-
Proceeds of loan from shareholder	5,650	925
Net cash provided by financing activities	9,650	925

Net increase (decrease) in cash and equivalents	7,857	116
Cash at beginning of the period	116	-
Cash at end of the period	$ 7,973	$ 116
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these audited financial statements.

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ZAMEE CORP. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED NOVEMBER 30, 2018 (AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

ZAMEE CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 17, 2017. The Company has adopted November 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2018, been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 17, 2017) to November 30, 2018 of $1,850. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur advertising expense during period ended November 30, 2018 and 2017.

Stock-Based Compensation

As of November 30, 2018, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

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Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting  pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Subsequent Events

The Company has evaluated all transactions from November 30, 2018 through the date these financial statements were available for issuance.

NOTE 4 – STOCKHOLDERS EQUITY

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On September 19, 2018, the Company issued 2,000,000 common shares at $0.001 per share for the total proceeds of $2,000. On September 27, 2018 the Company issued 100,000 at $0.01 per share for the total proceeds of $1,000; October 26, 2018 the Company issued 100,000 at $0.01 per share for the total proceeds of $1,000.

As of November 30, 2018, the Company had 2,200,000 shares issued and outstanding.

There were no outstanding shares as of November 30, 2017.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 17, 2017 (Inception) through November 30, 2018, the Company’s sole officer and director loaned the Company $6,575 to pay for incorporation costs and operating expenses.  The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

At November 30, 2018, the Company had a net operating loss carryforward of $1,850, which begins to expire in fiscal year ending November 30, 2038. Components of net deferred tax asset, including a valuation allowance, are as follows at November 30, 2018:

Deferred tax asset:	November 30, 2018	November 30, 2017
Net operating loss carryforward	1,850	$809
Total deferred tax asset	1,850	809
Less: Valuation allowance	(1,850)	(809)
Net deferred tax asset	-	$-

Valuation allowance for deferred tax asset as of November 30, 2018 was $1,850. Valuation allowance for deferred tax asset as of November 30, 2017 was $809. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not that our deferred tax asset will not be realized and recorded a 100% valuation allowance for the period.

Reconciliation between statutory rate and the effective tax rate for the period ending November 30, 2018:

Federal statutory rate	(21.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	21.0%
Effective tax rate	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS generally for three years after filing with the service.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

ZAMEE CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

Amount
Item	(US$)
SEC Registration Fee	$25.90
Filing Fees	600.00
Legal Fees	3,000.00
Accounting Fees	5,000.00
Printing Costs	1,000.00
Miscellaneous	400.00
TOTAL	$10,025.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 19, 2018, we issued, pursuant to the terms of a stock subscription agreement, 2,000,000 shares of common stock to Alina Tarasova, our President, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

On September 27, 2018 the Company issued a total of 100,000 shares of common stock to Jose Daniel Lopez Cabrera for cash at $0.01 per share for a total of $1,000. On October 26, 2018 the Company issued a total of 100,000 shares of common stock to Eduardo Vasquez Trofer for cash at $0.01 per share for a total of $1,000. The selling stockholders acquired their shares in a private placement directly from the Company at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933.

Each of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
23.2	Consent of FRUCI & ASSOCIATES II, PLLC

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Cabarete, The Dominican Republic, on January 14, 2019.

ZAMEE CORP.
(Registrant)

By:	/s/ Alina Tarasova
Name:	Alina Tarasova
Title:	President, Secretary and Treasurer (principal
executive officer, principal financial officer and principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Alina Tarasova	President, Treasurer and Director (principal	January 14, 2019
executive officer, principal financial officer
and principal accounting officer)

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